Independent Auditors' Consent and Report on Schedules


The Board of Directors
Donegal Group Inc.:


The audits referred to in our report dated February 27, 1998, included the related financial statement schedules as of December 31, 1997, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference in Form 10-K. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports incorporated by reference in the registration statements (Nos. 333-1287, 333-06681, 33-25541 and 33-26693) on
Form S-8 and in the registration statement (No. 333-36585) on Form S-3 of Donegal Group Inc.


                                            KPMG PEAT MARWICK LLP

Harrisburg, Pennsylvania
March 27, 1998